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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-8 of our reports dated January 22, 2003 and June 9, 2003, appearing in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2002 and in the Annual Report on Form 11-K of the Union Pacific Fruit Express Company Agreement Employee 401(K) Retirement Thrift Plan for the year ended December 31, 2002, respectively.


/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 1, 2003